Exhibit (c)(12)

PRIVATE AND CONFIDENTIAL Exhibit (c)(11) Project Galaxy Presentation to the Special Committee June 23, 2016

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

PRIVATE AND CONFIDENTIAL Disclaimer Project Galaxy The accompanying materials were compiled on a confidential basis by Raine Securities LLC (“Raine”) for the use and benefit of the Special Committee of the Board of Directors (the “Special Committee”) of Saturn (together with its subsidiaries, the “Company”), in its capacity as such, solely in connection with the Special Committee’s evaluation of the potential transaction referred to herein. Neither Raine nor any of its affiliates, nor any of their respective officers, directors, employees, advisors, agents or representatives, represents or warrants as to the accuracy or completeness of any of the materials set forth herein. Nothing contained in the accompanying materials is, or shall be relied upon as, a promise or representation as to the past, present or future. It should be understood that these materials, including any valuations and/or estimates or projections contained or referred to herein, were prepared or derived from information supplied by or at the request of Saturn or derived from public sources, without any independent verification by Raine. This information, including any valuations, estimates or projections, involves numerous and significant assumptions and subjective determinations by Saturn and other sources, which may or may not be correct. Raine assumes no responsibility for independent verification of such information and has relied on such information being complete and accurate in all material respects. Accordingly, no representation or warranty, express or implied, can be made or is made by Raine as to the accuracy or completeness of any such information or the achievability of any such valuations and/or estimates or projections. To the extent such information includes any estimates or projections of future financial performance, Raine has assumed that such estimates or projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the person preparing such estimates or projections, as the case may be (or, with respect to estimates and forecasts obtained from public sources, that the same represent reasonable estimates). The accompanying material does not represent an opinion as to the prices at which Saturn or any other transaction participant or any interests therein actually would be acquired, sold or traded. Except where otherwise indicated, this presentation speaks as of the date hereof and is necessarily based upon the information available to Raine and financial, stock market and other conditions and circumstances existing and disclosed to Raine as of the date hereof. Raine does not have any obligation to update, review or reaffirm these materials. The presentation is incomplete without reference to, and should be viewed solely in conjunction with, the oral briefing provided by Raine. Under no circumstances should the delivery of this presentation imply that any information or analyses included in this presentation would be the same if made as of any other date. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. No single analysis contained herein can be deemed more or less important than any other analysis and these analyses must be considered, in their totality, with the oral briefing provided by Raine. Prior to approving any transaction, the Special Committee should determine, without reliance on Raine or its affiliates, the economic risks and merits as well as the legal, tax and accounting characterizations and consequences of any such transaction. In this regard, by accepting these materials, the Special Committee acknowledges that Raine is not in the business of providing (and the Special Committee is not relying on Raine for) legal, tax or accounting advice, and the Special Committee should receive (and rely on) separate and qualified legal, tax and accounting advice. These materials do not constitute an offer or solicitation to sell or purchase any securities. Raine is not acting in any capacity as a fiduciary or agent of the Special Committee or Saturn or the holder of any interest in Saturn. In the ordinary course of each of Raine's investment banking and investment management activities, Raine or its affiliates may hold positions in equity, debt or other securities of Saturn or any other company that may be involved in the potential transaction. THIS PRESENTATION IS CONFIDENTIAL AND WAS NOT PREPARED WITH A VIEW TO PUBLIC DISCLOSURE OR FILING THEREOF UNDER STATE OR FEDERAL SECURITIES LAWS OR OTHERWISE. THIS PRESENTATION MAY NOT BE COPIED BY, OR DISCLOSED OR MADE AVAILABLE TO, ANY PERSON WITHOUT THE PRIOR WRITTEN APPROVAL OF RAINE. THIS PRESENTATION IS NOT INTENDED TO BE USED OR RELIED UPON, AND SHOULD NOT BE USED OR RELIED UPON, BY ANY PERSON OTHER THAN THE SPECIAL COMMITTEE AND MAY NOT BE USED BY ANY OTHER PERSON WITHOUT PRIOR WRITTEN APPROVAL OF RAINE. Raine shall not have liability, whether direct or indirect, in contract or tort or otherwise, to any person in connection with this presentation. 1

PRIVATE AND CONFIDENTIAL

Luna Deal Overview

Market Update	• Saturn and Luna stock prices fluctuated due to market rumors on 6/23/2016 • Analysis in this presentation is based on stock prices as of 6/22/2016 and does not reflect these fluctuations
Luna Proposal	• Saturn Series A consideration of: – $18.00 per share in cash and – 0.6784 shares of newly created Luna non-voting common stock – Implied total value of: **$31.60 - $31.94** (0% - 5% PF Luna High Vote / PF Luna No Vote Premium) ▪ ~56-57% cash consideration / ~43-44% stock consideration • Saturn Series B consideration of: – $7.26 per share in cash – 0.6321 shares of newly created Luna non-voting common stock and – 0.6321 shares of newly created Luna voting common stock – Implied total value of: **$33.24** ▪ ~4 – 5% Premium to Saturn Series A consideration ▪ ~22% cash consideration / ~78% stock consideration • Saturn incentive awards rollover to pro forma Luna awards at adjusted strike and option counts based on merger consideration (converting cash component to newly created Luna non-voting common stock based on price thereof at closing)
Luna Share Reclassification	• Luna to convert each existing Luna common share for (i) 0.5 share of voting common stock and (ii) 0.5 share of non-voting common stock
Luna Financing	• Luna to finance the transaction with $3.75bn of newly issued debt (expected to be comprised of $150mm of drawn Revolving Credit Facility (of $1.0bn available), $1.0bn Term Loan A, $1.9bn Term Loan B, and $650mm Senior Notes / Bridge Facility) – Debt will be used to finance the cash consideration of the deal and refinance Luna and Saturn's balance sheets • The proposal is expected to be fully financed
Saturn Stockholder Approval	• Statutory stockholder vote to approve merger (majority of voting power of Saturn Series A and Series B common stock voting together as a single class) • No separate vote of holders of Saturn Series A common stock • Voting agreement from Dr. M, Bennett, and Luna to vote in favor of the transaction (subject to aggregate 34.9% cap) ▪ Dr. M, Luna, and Bennett together control greater than 50% of total Saturn voting power
Buyer Stockholder Approval	• Statutory stockholder vote to approve Luna share reclassification (2/3 of present/voting) • NYSE-required vote to approve share issuance to Saturn shareholders (majority of present/voting)

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PRIVATE AND CONFIDENTIAL

Luna Deal Overview (Cont'd)

($ in millions, except per share data)

Luna Proposal

- Saturn Series A consideration of:
  - $18.00 per share in cash and
  - 0.6784 shares of newly created Luna non-voting common stock
  - **Implied total value of: $31.60 - $31.94**
- Saturn Series B consideration of:
  - $7.26 per share in cash and
  - 0.6321 shares of newly created Luna non-voting common stock and
  - 0.6321 shares of Luna voting common stock
  - **Implied total value: $33.24**
    - ~4 – 5% Premium to Saturn Series A consideration
- Saturn incentive awards rollover to pro forma Luna awards at adjusted strike and option counts based on merger consideration (converting cash component to newly created Luna non-voting common stock based on price thereof at closing)

Deal Summary

	Metric	6/22 Market[1]	Merger Consideration (0% PF Luna High Vote to PF Luna No Vote Premium)	Merger Consideration (5% PF Luna High Vote to PF Luna No Vote Premium)
Series A (Low Vote) Share Price		**$27.80**	**$31.94**	**$31.60**
Premium to:				
Share Price (6/22/2016)	$27.80	-	*14.9%*	*13.7%*
1 Week Prior (6/15/2016)	25.99	*7.0%*	*22.9%*	*21.6%*
30-Day VWAP	26.82	*3.6%*	*19.1%*	*17.8%*
60-Day VWAP	26.79	*3.8%*	*19.2%*	*17.9%*
90-Day VWAP	26.42	*5.2%*	*20.9%*	*19.6%*
LTM High	46.48	*(40.2%)*	*(31.3%)*	*(32.0%)*
LTM Low	21.51	*29.2%*	*48.5%*	*46.9%*
LTM Average	32.93	*(15.6%)*	*(3.0%)*	*(4.0%)*
Undisturbed Price (9/23/2014)	29.58	*(6.0%)*	*8.0%*	*6.8%*
Undisturbed Period Avg.(1/14/13 - 9/23/14)	26.57	*4.6%*	*20.2%*	*19.0%*
Series B (High Vote) Share Price		**$27.71**	**$33.24**	**$33.24**
Implied Equity Value		**$2,883**	**$3,353**	**$3,319**
Plus: Total Debt		1,129	1,129	1,129
Less: Cash		(10)	(10)	(10)
Less: Unconsolidated Assets[2]		(25)	(25)	(25)
Total Enterprise Value		**$3,977**	**$4,447**	**$4,413**

Management Estimates:

	Pre-SBC OIBDA	TEV / OIBDA Multiple		
LTM	$433	9.2x	10.3x	10.2x
2016E	490	8.1	9.1	9.0
2017E	543	7.3	8.2	8.1

	Post-SBC OIBDA	TEV / OIBDA Multiple		
LTM	$400	9.9x	11.1x	11.0x
2016E	460	8.7	9.7	9.6
2017E	511	7.8	8.7	8.6

Source: Trading values per Capital IQ as of 6/22/2016.
[1] Market illustrates premiums and multiples at share price as of 6/22/2016.
[2] Unconsolidated assets consisting of ownership in Playco.

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PRIVATE AND CONFIDENTIAL Table of Contents I. Saturn – Stock Price & Shareholder Summary II. Saturn – Financial Projections III. Saturn – Standalone Valuation IV. Luna – Company Overview V. Luna – Standalone Valuation VI. Luna – Combination Analysis Appendix A: Dual Class Consideration Appendix B: Supplemental Valuation Material Appendix C: Synergy Analyses 4

PRIVATE AND CONFIDENTIAL I. Saturn – Stock Price & Shareholder Summary 5

PRIVATE AND CONFIDENTIAL Annotated Stock Price Performance Series A Shares – Since Saturn Spin-off 7/29/2015: Saturn reports Q2 Performance Time Period results – profits fall nearly 10% Saturn S&P 500 year over year 3/27/2015: Luna 30 Day 5.0% 2.0% completes acquisition 60 Day 5.5% (0.1%) of 4.63% stake, 13D 2/04/2016: Luna files $50.00 filed on 3/30/2015 13D declaring it is 18.000 LTM (36.6%) (1.6%) exploring a mutually Since Spin 76.7% 42.0% beneficial combination of $45.00 the two companies 16.000 $40.00 14.000 9/23/2014 $35.00 1/14/2013: Completes Undisturbed spin-off from Liberty 12.000 Price: $29.58 Media $30.00 2/05/2016: Luna stock drops by 27% 10.000 Share Price ($) $25.00 8.000 $20.00 2/25/2016: Saturn CEO, Chris Albrecht, speaks in favor of consolidation 6.000 9/23/2014: Fox reportedly $15.00 interested in purchasing 3/14/2016: Volume (mm) Saturn 11/24/2014: 4.000 $10.00 $5.00 2.000 - 0.000 Jan-13 Apr-13 Jul-13 Oct-13 Jan-14 May-14 Aug-14 Nov-14 Feb-15 May-15 Aug-15 Nov-15 Feb-16 Jun-16 Undisturbed Period Volume (mm) Closing Share Price ($) Rumor Period Avg. Price: $26.57 Avg. Price: $33.19 Source: Capital IQ as of 6/22/2016. Comments per publicly available information. 6

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

PRIVATE AND CONFIDENTIAL Saturn Stock Price Performance Since Saturn Spin-off ($ per share) Series A and Series B Share Price Since January 14, 2013 Average Closing Price Time Period Saturn A Saturn B Miss 30 Day $26.83 $27.22 Beat 60 Day $26.75 $27.00 $50.00 LTM $32.93 $33.39 $45.00 Undisturbed $26.57 $26.49 9/23/2014 $40.00 Since Spin $29.93 $29.97 Undisturbed B LTM High $46.48 $44.86 Price: $29.26 $35.00 LTM Low $21.51 $24.94 $30.00 27.80 27.71 $25.00 $20.00 $15.00 $10.00 Jan-13 Apr-13 Jul-13 Oct-13 Jan-14 May-14 Aug-14 Nov-14 Feb-15 May-15 Aug-15 Nov-15 Feb-16 Jun-16 Series A Series B Daily Premium / Discount of Series B Share Price to Series A Share Price 25.0% Since Saturn Spin - 1/14/2013 LTM Undisturbed Period 20.0% High Low Median Mean High Low Median Mean High Low Median Mean 15.0% 19.5% (13.9%) (0.1%) 0.2% 19.5% (6.7%) 0.2% 1.8% 7.3% (13.9%) (0.1%) (0.3%) 10.0% 5.0% 0.0% (0.3%) (5.0%) (10.0%) (15.0%) (20.0%) Jan-13 Apr-13 Jul-13 Oct-13 Jan-14 May-14 Aug-14 Nov-14 Feb-15 May-15 Aug-15 Nov-15 Feb-16 Jun-16 Premium / Discount Source: Capital IQ as of 6/22/2016. 7

PRIVATE AND CONFIDENTIAL Relative Stock Price Performance Since Spin Saturn Series A and Luna vs. Industry Peers and S&P 500 Index 350% LTM (see next page) 300% 250% 200% 178.3% 150% 141.8% 133.4% 114.7% 100% 90.3% 50% 0% Jan-13 Apr-13 Jul-13 Oct-13 Jan-14 May-14 Aug-14 Nov-14 Feb-15 May-15 Aug-15 Nov-15 Feb-16 Jun-16 Saturn Series A Luna Cable Networks¹ Diversified Media² S&P 500 Source: Capital IQ as of 6/22/2016. (1) AMC Networks, MSG Networks, Scripps, Discovery. (2) Time Warner, Fox, Disney, Viacom, CBS. 8

PRIVATE AND CONFIDENTIAL LTM Relative Stock Price Performance Saturn Series A and Luna vs. Industry Peers and S&P 500 Index 120% 100% 98.2% 82.5% 80% 67.8% 64.0% 60% 54.3% 40% 20% 0% Jun-15 Jul-15 Aug-15 Sep-15 Oct-15 Nov-15 Dec-15 Jan-16 Feb-16 Mar-16 Apr-16 May-16 Jun-16 Saturn Series A Luna Cable Networks¹ Diversified Media² S&P 500 Source: Capital IQ as of 6/22/2016. (1) AMC Networks, MSG Networks, Scripps, Discovery. (2) Time Warner, Fox, Disney, Viacom, CBS. 9

PRIVATE AND CONFIDENTIAL Recent Trading Activity by Volume Represents Series A Shares ($ per share, units in millions) Since Spin-off from Liberty Media LTM (Total volume of 892.8mm shares traded) (Total volume of 248.0mm shares traded) 10.08x turnover ratio(1) VWAP: $30.62 2.80x turnover ratio(1) VWAP: $32.90 365.1 65.3 58.6 55.7 45.9 207.7 160.5 22.4 108.7 50.8 18.0% 23.3% 40.9% 12.2% 5.7% 23.6% 22.5% 18.5% 26.4% 9.0% $15.56 - $21.74 - $27.93 - $34.11 - $40.30 - $21.51 - $26.50 - $31.50 - $36.49 - $41.49 -$21.74 $27.93 $34.11 $40.30 $46.48 $26.50 $31.50 $36.49 $41.49 $46.48 Last 6 Months Last 3 Months (Total volume of 123.1mm shares traded) (Total volume of 53.9mm shares traded) 1.39x turnover ratio(1) VWAP: $27.29 0.61x turnover ratio(1) VWAP: $26.42 40.6 14.6 38.9 14.0 9.3 7.9 8.2 18.6 17.3 7.7 15.1% 33.0% 31.6% 14.1% 6.2% 17.2% 14.6% 27.1% 15.1% 26.0% $21.51 - $24.02 - $26.54 - $29.05 - $31.57 - $24.58 - $25.26 - $25.94 - $26.62 - $27.30 -$24.02 $26.54 $29.05 $31.57 $34.08 $25.26 $25.94 $26.62 $27.30 $27.98 Source: Capital IQ as of 6/22/2016. (1) Turnover ratio reflects total volume of shares traded in period over total Common Series A Shares outstanding. 10

PRIVATE AND CONFIDENTIAL Saturn Wall Street Research Views Analyst Targets Valuation % Premium to Date Firm Methodology Multiple Year Rating Target Price 6/22 Trading Price 4/29/2016 Deutsche Bank Blended¹ Buy $47.00 69.1% 4/29/2016 FBN Securities DCF Outperform $35.38 27.3% 4/29/2016 Evercore ISI DCF Buy $33.00 18.7% 4/29/2016 Pivotal Research Group OIBDA Multiple CY2016 Buy $32.00 15.1% 5/2/2016 CLSA P/FCF Multiple CY2017 Outperform $31.00 11.5% 5/1/2016 Macquarie OIBDA Multiple CY2017 Neutral $28.00 0.7% 4/29/2016 Drexel Hamilton OIBDA Multiple N/A Hold $27.50 (1.1%) 4/29/2016 Morgan Stanley P/FCF Multiple CY2020 Equal-weight $27.00 (2.9%) 4/29/2016 FBR & Co. OIBDA Multiple CY2016 Market Perform $26.00 (6.5%) 4/28/2016 Pacific Crest Securities OIBDA Multiple NTM Sector Weight $26.00 (6.5%) Average $31.29 12.5% Median $29.50 6.1% 6/22 Trading Price $27.80 Source: Wall Street Research and Bloomberg. Trading price as of 6/22/2016. ¹ Blended valuation methodology of DCF and M&A. 11

PRIVATE AND CONFIDENTIAL

Saturn Shareholder Summary

- Holders of Series A and Series B shares are entitled to 1 and 10 votes per share, respectively
- Upon completion of the Q1 2015 share swap, Luna granted an irrevocable proxy to affiliates of Dr. Malone to vote 2,118,038 shares of Series A common stock and 2,590,597 shares of Series B common stock in matters submitted to a vote of Saturn's shareholders, other than for proposals related to extraordinary transactions, including business combinations, or proposals related to the issuance or sale of securities
- Therefore, Dr. Malone controls 48% of the shareholder vote on an election of directors and 33% of the vote on the proposals related to extraordinary transactions or the issuance or sale of securities, while only maintaining a 6% economic ownership stake

	Series (Shares)		Series (Economic %)		Series (Voting %)	
Shareholder	A	B	A	B	A	B
Fidelity Management & Research Company	12,403,384		12.6%		6.6%	
ClearBridge Investments	6,340,512		6.4%		3.4%	
The Vanguard Group	5,812,056		5.9%		3.1%	
Horizon Kinetics	5,024,545		5.1%		2.7%	
BlackRock Institutional Trust Company	2,861,434		2.9%		1.5%	
Boston Partners	2,325,745		2.4%		1.2%	
Luna	2,118,038	2,590,597	2.2%	2.6%	1.1%	13.8%
Gregory B Maffei	1,822,456		1.9%		1.0%	
York Capital Management	1,445,947		1.5%		0.8%	
Pinnacle Associates	1,356,995		1.4%		0.7%	
TIAA Global Asset Management	1,355,329		1.4%		0.7%	
Fidelity Institutional Asset Management	1,343,618		1.4%		0.7%	
Voya Investment Management	1,308,102		1.3%		0.7%	
State Street Global Advisors (US)	1,128,138		1.1%		0.6%	
Columbia Wanger Asset Management	1,071,259		1.1%		0.6%	
Two Sigma Investments	1,052,378		1.1%		0.6%	
Ratan Capital Management	985,860		1.0%		0.5%	
Norges Bank Investment Management	891,883		0.9%		0.5%	
John Malone	136,537	6,186,729	0.1%	6.3%	0.1%	33.1%
Other	37,790,196	1,080,990	38.4%	1.1%	20.2%	5.8%
Total	**88,574,412**	**9,858,316**	**90.0%**	**10.0%**	**47.3%**	**52.7%**

Source: Company filings, Thomson One, as of 6/10/2016.
Note: Share ownership percentages reflect percent of common shares outstanding (excluding dilutive securities).

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PRIVATE AND CONFIDENTIAL II. Saturn – Financial Projections 13

PRIVATE AND CONFIDENTIAL Saturn Financial Summary Saturn Management Model ($ in millions) Actuals Management Model Mgmt. Extrapolation Commentary 2013A 2014A 2015A 2016E 2017E 2018E 2019E 2020E Revenue 1 1 Networks¹ $1,298 $1,312 $1,324 $1,389 $1,484 $1,561 $1,623 $1,688 Distribution¹ 450 322 354 315 311 311 311 311 2 Animation 32 32 25 0 0 0 0 0 3 Eliminations (2) (1) (3) (4) (7) (5) (5) (5) Total Revenue $1,778 $1,664 $1,700 $1,700 $1,789 $1,868 $1,930 $1,995 2 YoY Growth (%) 9.0% (6.4%) 2.2% 0.0% 5.2% 4.4% 3.3% 3.4% Expenses and reflects steady state 4 Programming 632 598 653 633 665 662 684 707 revenue and Adjusted OIBDA; Saturn Operating 394 293 300 264 270 266 275 284 Originals revenue and adjusted Advertising & Marketing 149 144 157 169 177 191 197 204 OIBDA based on ultimates General & Administrative 125 127 129 144 134 137 142 146 Total Expenses $1,301 $1,162 $1,239 $1,210 $1,246 $1,255 $1,297 $1,341 3 Reduction due to impact of Film YoY Growth (%) (20.2%) (10.6%) 6.6% (2.3%) 3.0% 0.7% 3.3% 3.4% Roman sale in 2015 Pre-SBC OIBDA $477 $502 $462 $490 $543 $612 $633 $654 % Margin ² 26.8% 30.1% 27.1% 28.8% 30.3% 32.8% 32.8% 32.8% 4 Programming costs driven by YoY Growth (%) 7.2% 5.2% (8.0%) 6.2% 10.7% 12.9% 3.3% 3.4% increase in original content production and reduction of costs Stock Based Compensation 34 31 33 31 31 30 31 32 associated with Disney output deal Post-SBC OIBDA $443 $471 $429 $460 $511 $582 $602 $622 % Margin ² 24.9% 28.3% 25.2% 27.0% 28.6% 31.2% 31.2% 31.2% Free Cash Flow Net Income 250 269 236 247 287 341 350 363 Net Program Amort. / (Payments) 181 167 199 198 338 288 288 288 Net Film/TV Amort. / (Investments) (90) (260) (194) (272) (284) (288) (288) (288) D&A & Other 66 80 53 65 59 50 57 58 Working Capital (94) (49) (44) 3 (47) (47) (47) (47) Capital Expenditure (15) (11) (17) (24) (19) (13) (13) (13) 5 Free Cash Flow $298 $195 $233 $218 $335 $332 $347 $3615 Excludes investment and cash Source: Company management. received from equity investee Note: Management provided extrapolation guidance for 2019E and 2020E. (1) Network revenues grown at 4% year over year. Distribution and eliminations revenues held flat to 2018E. (2) OIBDA margins held flat to 2018E. 14

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

PRIVATE AND CONFIDENTIAL Saturn Financial Projections Comparison Saturn Management Model vs. Consensus Estimates ($ in millions, except subscribers) Subscribers (in millions) Revenue $1,789 $1,868 $1,700$1,700 $1,727 $1,761 57.4 55.7 57.8 58.3 55.4 54.1 2016E 2017E 2018E 2016E 2017E 2018E 5 Analysts 5 Analysts 4 Analysts 13 Analysts 13 Analysts 9 Analysts Pre-SBC OIBDA(1) Post-SBC OIBDA(2) $612 $582 $543 $547 $490 $506 $511 $513 $461 $460 $472 $1,828 $428 $1,728 $1,695 $1,715 2016E 2017E 2018E 2016E 2017E 2018E 13 Analysts 13 Analysts 11 Analysts2016E 13 Analysts2017E 13 Analysts 11 Analysts Source: Company management, Wall Street Research, Capital IQ. Management Case Consensus Estimates (1) Consensus estimates per Capital IQ post SBC median and adds back the average of estimates of SBC by Pivotal Research Group, Morgan Stanley, and Evercore of ~$33.5mm. (2) Consensus estimates per Capital IQ median. 15

PRIVATE AND CONFIDENTIAL III. Saturn – Standalone Valuation 16

PRIVATE AND CONFIDENTIAL Saturn Valuation Summary Saturn Management Projections Calendar Years Ended 12/31 Methodology Illustrative Price per Series A Share ($) Commentary 6/22 Trading Price: $27.80 Merger Consideration(1): $31.60 – $31.94 WACC: 8% – 9%; Perpetuity Growth Rate: 1% – 2% Discounted Cash Flow Pre-SBC Terminal OIBDA multiple: 6.9x – 9.2x $30.23 $41.32 Post-SBC Terminal OIBDA multiple: 7.2x – 9.7x Analysis (4.75 Year) Merger Consid. Incl. Share of NPV Series B Common Share Premium: 0% – 5% of Synergies(2): $34.49 – $35.47 Public Trading $24.94 $33.96 Pre-SBC OIBDA – 2016: $490mm; 2017: $543mm Comparables 2016E 2016E Pre-SBC OIBDA Multiple Range: 7.5x – 9.5x 2017E Pre-SBC OIBDA Multiple Range: 7.0x – 9.0x Public Trading Pre-SBC $26.03 $35.97 Series B Common Share Premium: 0% - 5% Comparables 2017E Public Trading $22.85 $31.34 Post-SBC OIBDA – 2016E: $460mm; 2017E: $511mm Comparables 2016E Valuation 2016E Post-SBC OIBDA Multiple Range: 7.5x – 9.5x Public Trading Post-SBC 2017E Post-SBC OIBDA Multiple Range: 7.0x – 9.0x $24.05 $33.47 Series B Common Share Premium: 0% - 5% Comparables 2017E Pre-SBC $30.87 $42.66 LTM – Pre-SBC OIBDA: $433mm; Post-SBC OIBDA: $400mm Precedent LTM Pre-SBC OIBDA Multiple Range: 10.0x – 13.0x Transactions LTM Post-SBC OIBDA Multiple Range: 10.0x – 13.0x Post-SBC $27.90 $38.84 Series B Common Share Premium: 0% - 5% LTM Trading Closing Price – High $46.48 (7/16/2015) $21.51 $46.48 Range Closing Price – Low: $21.51 (2/12/2016) Wall Street Low: FBR & Co (4/29/2016) and PCS (4/28/2016) $26.00 $47.00 High: Deutsche Bank (4/29/2016) Research Median: $29.50 1 $29.89 $35.09 Week Based on total of 60 transactions Premiums Reference range of 15% - 35% Reference Points Paid 1 Week Price of $25.99 as of 6/15/2016 6/22 $31.97 $37.53 $27.80 as of 6/22/2016 $0.00 $15.00 $30.00 $45.00 $60.00 $75.00 Source: Company filings, management projections, management guided extrapolation and publicly available information as of 6/22/2016. Equity value based on treasury-stock-method and calculated using $1,129mm in debt, $10mm in cash and $25 mm in unconsolidated Playco assets. (1)Assumes 0% - 5% High Vote to No Vote premium for Pro Forma Luna shares. 17 (2)Assumes 0% - 5% High Vote to No Vote premium for Pro Forma Luna shares, $50mm of recurring tax synergies, Low Cost Synergies of $50mm and High Cost Synergies of $75mm.

PRIVATE AND CONFIDENTIAL Saturn Discounted Cash Flows Analysis Saturn Management Projections ($ in millions, except per share values) | Calendar Years Ended 12/31 Unlevered Free Cash Flow Overview Management Model Management Extrapolation Q2 - Q4 2016E 2017E 2018E 2019E 2020E Terminal Year Revenue $1,268 $1,789 $1,868 $1,930 $1,995 $1,995 % Growth 5.2% 4.4% 3.3% 3.4% Pre-SBC OIBDA $363 $543 $612 $633 $654 $654 % Margin 28.6% 30.3% 32.8% 32.8% 32.8% Less: Stock Based Compensation (22) (31) (30) (31) (32) (32) Post-SBC OIBDA $341 $511 $582 $602 $622 $622 Less: Other income (expense), net (12) (4) 5 0 0 0 Less: D&A (18) (24) (26) (26) (26) (26) EBIT $311 $484 $562 $576 $596 $596 Less: Taxes @ 35.0% (109) (169) (197) (202) (209) (209) Unlevered Net Income $202 $315 $365 $375 $388 $388 Plus: Other non-op. and non-cash items 22 4 (5) 0 0 0 Plus: D&A 18 24 26 26 26 26 Plus: Content Amort./(Investment) (36) 55 0 0 0 0 Less: Capex (22) (19) (13) (13) (13) (26) Less: Change in Working Capital 30 (47) (47) (47) (47) (47) Unlevered Free Cash Flow $215 $331 $326 $340 $354 $341 % Growth 39.8% (1.4%) 4.4% 3.9% Implied Price per Share(1) Implied Terminal Multiple Implied Price per Share (No Series B Premium) Implied Price per Share (5% Series B Premium) Implied Price Implied Terminal Multiple ('20E Post-SBC OIBDA) per Share (5% Series B Premium) Implied Terminal Multiple ('20E Pre-SBC OIBDA) Implied Price per Share (No Series Discount Perpetuity Growth Rate Perpetuity Growth Rate Discount Perpetuity Growth Rate Rate Perpetuity Growth Rate Rate 1.00% 1.25% 1.50% 1.75% 1.00% 2.00% 1.25% 1.50% 1.75% 2.00% Rate 1.00% 1.25% 1.50% 1.75% 2.00% 1.00% 1.25% 1.50% 1.75% 2.00% 8.00% $35.68 $36.93 $38.28 $39.74 $35.52$41.32 $36.77 $38.12 $39.57 $41.14 8.00% 8.2x 8.5x 8.9x 9.3x 9.7x 7.8x 8.1x 8.5x 8.8x 9.2x 8.25% 34.22 35.38 36.63 37.97 34.07 39.42 35.23 36.47 37.80 39.25 8.25% 7.9 8.2 8.6 8.9 9.3 7.6 7.8 8.2 8.5 8.8 8.50% 32.86 33.94 35.09 36.33 32.71 37.66 33.79 34.94 36.17 37.49 8.50% 7.7 8.0 8.3 8.6 9.0 7.3 7.6 7.9 8.2 8.5 8.75% 31.57 32.58 33.66 34.80 31.43 36.03 32.44 33.51 34.65 35.87 8.75% 7.4 7.7 8.0 8.3 8.6 7.1 7.3 7.6 7.9 8.2 9.00% 30.36 31.30 32.31 33.38 30.23 34.52 31.17 32.17 33.24 34.37 9.00% 7.2 7.5 7.7 8.0 8.3 6.9 7.1 7.4 7.6 7.9 Source: Company management. Note: Valuation as of 3/31/2016. (1) Equity value calculated using $1,129mm in debt, $10mm in cash and $25 mm in unconsolidated Playco assets. For illustrative purposes, at a 8.5% WACC and 1.5% perpetuity growth rate, the treasury-stock-method fully diluted share count is 105.2mm with no Series B premium and 105.1mm with 5% Series B premium. 18

PRIVATE AND CONFIDENTIAL

Saturn Comparable Companies Analysis

($ in millions, except per share values) | Calendar Years Ended 12/31

	Market Valuation				Growth Profile		Key Metrics		Valuation Metrics								Leverage
	Stock Price[1]	% 52 Week	Equity	Adj. Enterprise	CY2016-CY2018		Post-SBC OIBDA Margin		EV / Pre-SBC OIBDA				EV / Post-SBC OIBDA				Net Debt/LTM
	6/22/2016	High	Value	Value	Revenue	OIBDA	CY2016	CY2017	LTM	CY2016	CY2017	CY2018	LTM	CY2016	CY2017	CY2018	Pre-SBC OIBDA
Saturn - Management	$27.80	59.7%	$2,883	$3,977	1.9%	9.4%	27.0%	28.6%	9.2x	8.1x	7.3x	6.5x	9.9x	8.7x	7.8x	6.8x	2.8x
Saturn - Consensus	27.80	59.7%	2,883	3,977	1.8%	13.0%	25.3%	27.5%	9.2	8.6	7.8	7.2	10.0	9.3	8.4	7.7	2.8
Luna - Management[2,3]	20.55	49.6%	3,143	2,401	1.0%	96.2%	2.4%	5.1%	21.6	14.9	10.6	8.5	65.9	39.6	18.1	11.5	20.2
Luna - Consensus[2]	20.55	49.6%	3,143	2,401	4.4%	54.2%	4.1%	8.8%	21.6	13.3	7.5	7.3	61.7	22.9	9.9	9.6	20.2
Cable Networks																	
Discovery	$ 25.99	74.4%	$ 16,145	$ 23,070	6.0%	6.8%	36.4%	36.5%	9.5x	9.4x	8.9x	8.4x	9.7x	9.6x	9.1x	8.6x	3.1x
Scripps	63.42	92.7%	8,224	11,032	4.3%	4.0%	41.1%	41.0%	7.5	7.7	7.4	7.2	7.7	7.9	7.6	7.3	2.4
AMC Networks	58.49	67.1%	4,354	6,751	5.1%	4.4%	32.3%	32.1%	7.5	7.3	6.9	6.7	7.8	7.5	7.1	6.9	2.6
MSG Networks	16.40	19.2%	1,242	2,472	3.8%	4.8%	46.6%	46.6%	5.5	7.8	7.6	7.1	5.7	8.0	7.8	7.3	3.1
Cable Networks Median					**4.7%**	**4.6%**	**38.7%**	**38.7%**	**7.5x**	**7.8x**	**7.5x**	**7.1x**	**7.7x**	**8.0x**	**7.7x**	**7.3x**	**2.8x**
Diversified Media																	
Walt Disney	$ 98.79	80.9%	$ 162,738	$ 176,982	5.2%	5.6%	30.6%	30.4%	10.3x	9.9x	9.5x	8.9x	10.6x	10.2x	9.7x	9.1x	0.9x
Time Warner	72.44	79.3%	58,365	77,350	5.4%	3.6%	28.2%	28.6%	9.4	9.2	8.5	8.5	9.6	9.4	8.7	8.7	2.7
Twenty-First Century Fox	28.92	83.3%	54,988	59,250	5.8%	8.1%	25.1%	25.4%	9.2	8.1	7.7	7.0	9.3	8.3	7.8	7.1	2.3
Viacom	44.03	65.2%	17,793	28,971	2.4%	0.8%	29.2%	29.9%	7.5	7.5	7.1	7.4	7.7	7.7	7.3	7.6	3.2
CBS	53.65	92.5%	24,915	32,506	2.8%	5.7%	23.6%	23.8%	9.6	9.0	8.8	8.1	10.1	9.5	9.3	8.5	2.3
Diversified Media Median					**4.9%**	**5.1%**	**28.2%**	**28.6%**	**9.3x**	**8.8x**	**8.4x**	**8.1x**	**9.5x**	**9.1x**	**8.6x**	**8.5x**	**2.3x**

Source: Public filings and Capital IQ as of 6/22/2016.
Note: Unless otherwise noted Adj. Enterprise Value calculated as market capitalization (considering all classes of stock) plus total debt and minority interest less cash and unconsolidated assets.
[1] Stock Price reflects primary stock listing; enterprise value calculation considers all classes of stock.
[2] Luna debt excludes production loans and excludes in the money convertible debt. Adj. Enterprise Value adjusted for NPV of tax differential of $520mm and unconsolidated assets of $1,101mm (see appendix for detail).
[3] Source: Luna management projections.

RAINE 19

PRIVATE AND CONFIDENTIAL Select Precedent Transactions U.S. Cable Networks ($ in millions) Announced Date Target Acquiror % Acquired Implied EV EV / LTM Pasiones / Centroamerica TV / 1/22/2014 Hemisphere Media Group 100.0% $100 4.3x TV Dominicana 2/12/2013 NBCUniversal Comcast 49.0% $38,936 2 1.6x 3/4/2013 Outdoor Channel Holdings Inc. Kroenke Sports & Entertainment 100.0% $208 2.7x 12/3/2009 NBCUniversal Comcast 51.0% $28,269 4 1.8x 11/5/2009 Travel Channel Scripps Interactive 65.0% $975 4.5x Average 3.0x Median 2.7x Source: Filings, Wall Street Research, Publicly Available Information. (1) Multiples based upon 2013 Revenue and OIBDA. (2) Includes adjustments for the Weather Channel and Other unconsolidated investments and third party noncontrolling interests in RSNs per NBCU 2013 10K. Multiples based upon 2012 Revenue and OIBDA. (3) Multiples based upon 2012 Revenue and OIBDA. (4) Includes adjustments for AETN and other unconsolidated investments per DB research 12/11/2009 dated. Multiples based upon 2009 Revenue and OIBDA. SBC data is unavailable for the period. (5) Multiples based upon 2009 Revenue and OIBDA. 20

PRIVATE AND CONFIDENTIAL Illustrative Premiums Paid Analysis Premiums Paid for Transactions with Enterprise Values Between $1.0bn and $10.0bn Average (%) Median (%) 37% 40% 37% 33% 33% 33% 40% 34% 32% 32% 37% 28% 28% 30% 34% 32% 29% 32% 28% 27% 27% 28% 24% 30% 29% 23% 28% 27% 23% 28% 27% 23% 18% 19% 23% 16% 1-Month Premium 1-Month 1-Week Premium Premium 1-Day Premium 1-Week Premium 1-Month Premium 1-Week Premium 1-Day Premium 1-Day Premium All Cash (44 Deals) All Stock (7 Deals) Cash & Stock (9 Deals) All Transactions (60 Deals) Analysis Criteria All publicly announced transactions with a U.S. Target Transaction enterprise value between $1,000mm and $10,000mm Announced within last 10 years (6/8/2006 to 6/8/2016) Premium to unaffected price (adjusted for leaks) Excludes financial institutions and real estate transactions Excludes transactions marketed as mergers-of-equals Source: Capital IQ as of 6/10/2016. 21

PRIVATE AND CONFIDENTIAL IV. Luna – Company Overview 22

PRIVATE AND CONFIDENTIAL Luna Overview Company Overview Illustrative Key Properties Leading global entertainment company with a strong and diversified Earned 70 Academy Award Nominations and 20 Academy Award Wins presence in motion picture production and distribution, television programming and syndication, home entertainment, family entertainment, digital distribution, new channel platforms and international distribution and sales Has become one of the major independent studios for leading intellectual property owners, third-party distributors and digital platforms The Company’s feature films have grossed more than $7 billion at the global box office over the past four years, and Luna and its predecessor companies have earned 77 Academy Award® nominations and 20 Oscar wins 16,000-title film and television library, one of the biggest content catalogues in the world Focused on expanding into location-based entertainment, video games and virtual reality to extend the longevity of existing franchises Earned 186 Emmy nominations and 29 Primetime Emmy wins awhile identifying developing new properties Recent Developments June 2016 – The Company announces it is seeking acquisitions April 2016 – Confirmed significant output agreement with Fox Networks Group’s Pay TV and Basic Cable channels across LatAm March 2016 – Announced partnership with Comic-Con International for newly named subscription video-on-demand (SVOD) platform February 2016 – Luna rumored to be seeking acquisition of Saturn January 2016 – Investments in film ticketing company Atom Tickets and video gaming company Next Games Oy November 2015 – Acquired majority stake in Pilgrim Studios, Inc. Source: Wall Street Research, Company Filings, Company Website. 23

PRIVATE AND CONFIDENTIAL Luna Business Segments Overview Segment Description • Diverse theatrical slate of tentpole, star-driven event films and branded properties includes 15 – 20 wide releases each year from MOVIES its Luna and Summit Entertainment labels, and another 25 or more films annually from the Company’s other six labels and partnerships • Has released three of the four biggest young adult franchises of the past decade • Reaches a global audience through an international distribution infrastructure in the UK, Latin America and nearly 20 theatrical output agreements globally, and strong distribution partnerships with leading companies in China and India • Leading supplier of premium content to cable, broadcast and digital platforms TV • Grown from $8mm in revenue in 2000 to nearly $700mm in fiscal 2016, a compounded annual growth rate of over 20% • Programming roster includes nearly 80 shows on 40 different U.S. networks with 15 new scripted series planned for this year • Building a nonfiction business alongside its premium scripted programming, with its investment in leading reality producer Pilgrim Studios • Has become a leading source of content for its own portfolio of channels as well (Graves / EPIX; Nightcap / POP, etc.) HOME • New distribution and replication agreements with Fox and Cinram ENTERTAINMENT • Capitalizes on new technology, pioneering new business models and creating new windowing and pricing strategies to adapt to changing viewer habits • Home Ent. business finished among the top five major studios in 2012, driven by Hunger Games and Twilight franchises CHANNELS • Launched its emerging channel business in 2006 as an extension of its growing content business, taking equity positions in nine branded channels globally • • Global network of output deals with blue-chip partners in France, Germany, Spain, Benelux, Scandinavia, Russia, Poland and Austria/New Zealand that mitigate risk and increase the Company’s international theatrical visibility INTERNATIONAL • Operates a self-distribution company in the U.K. and a JV with IDC serving the LatAm marketplace • Partnered with Astro’s Celestial Pictures serving Asia and with Universal Pictures for film distribution and Celestial Tiger for Channel delivery in India Source: Company Website, Wall Street Research. 24

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

PRIVATE AND CONFIDENTIAL

Management Team & Board of Directors

Management Team



Jon Feltheimer
Chief Executive Officer



Michael Burns
Vice Chairman



Steve Beeks
Co-Chief Operating Officer & Co-President, Motion Picture Group



Brian Goldsmith
Co-Chief Operating Officer



Wayne Levin
General Counsel and Chief Strategic Officer



James W. Barge
Chief Financial Officer

Board of Directors

Michael Burns *Vice Chairman*	**Dr. John C. Malone** *Chairman of the Board, Liberty Media Corporation*
Gordon Crawford *Formerly, Senior Vice President, Capital Research Management*	**G. Scott Paterson** *Vice Chairman, NeuLion Inc.*
Arthur Evrensel *Partner, Michael, Evrensel & Pawar LLP*	**Mark H. Rachesky, M.D.** *President and Founder, MHR Fund Management LLC*
Jon Feltheimer *Chief Executive Officer*	**Daryl Simm** *Chairman and CEO, Omnicom Media Group*
Emily Fine *Principal, MHR Fund Management LLC*	**Hardwick Simmons** *Formerly Chairman and CEO, NASDAQ*
Michael T. Fries *President and Chief Executive Officer, Liberty Global*	**Phyllis Yaffe** *Formerly CEO, Alliance Atlantis Communications*
Harald Ludwig *President and CEO, Malcuan Capital Corporation*	**David M. Zaslav** *Chief Executive, Discovery Communications*

Source: Company Website.

RAINE 25

PRIVATE AND CONFIDENTIAL

Luna Shareholder Summary

- John Malone owns an effective 5% of Luna through his pro-rata voting interests in Discovery Communications (29% of voting rights) and Liberty Global (26% of voting rights)
- Malone and his affiliates have four board seats at Luna equivalent to 29% of the directors
  - Affiliates include Luna CEO Jon Feltheimer (who sits on the board of Saturn), Liberty CEO Michael Fries, and Discovery CEO David Zaslav

Shareholder	Shares	%	Saturn Shareholder?
MHR Fund Management	30,211,049	20.5%	
Capital World Investors	8,819,000	6.0%	
Fidelity Management & Research Company	8,468,505	5.8%	✓
Capital Research Global Investors	7,829,000	5.3%	
The Vanguard Group	7,403,290	5.0%	✓
Naya Management	5,443,495	3.7%	✓
Discovery Communications, Inc.	5,000,000	3.4%	
Liberty Global	5,000,000	3.4%	
John Malone	4,967,695	3.4%	✓
Kornitzer Capital Management	4,613,348	3.1%	
Fairpointe Capital	4,397,602	3.0%	
Shapiro Capital Management	3,341,300	2.3%	
BlackRock	3,145,992	2.1%	✓
Jefferies	3,103,300	2.1%	
LLBH Private Wealth Management	3,051,416	2.1%	
Matrix Capital Management Company	2,786,400	1.9%	
Neuberger Berman	2,315,179	1.6%	✓
ClearBridge Investments	2,231,884	1.5%	✓
Calamos Advisors	1,951,074	1.3%	
Michael Raymond Burns	1,693,356	1.2%	
Other	31,454,912	21.4%	
Total	**147,227,797**	**100.0%**	

John Malone Affiliated Shareholders (dashed box: Discovery Communications, Inc.; Liberty Global; John Malone)

Source: Company filings, Thomson One.
Note: As of 6/10/2016.

RAINE 26

PRIVATE AND CONFIDENTIAL Luna Stock Price Performance Since January 14, 2013 (Date of Saturn Spin-off from Liberty Media) Performance Time Period 11/10/2015: Luna 11/12/2015: Luna prices secondary Luna S&P 500 reports earnings below offering of 3.4 million shares for 30 Day 4.9% 1.8% expectations investments by Liberty Global and 60 Day 0.6% (0.3%) Discovery Communications LTM (45.7%) (1.8%) $45.00 7/22/2013: Luna 25.000 refinances $450 million 3/10-11/2014: Luna in debt presents at DB and Piper 2/4/2016: Luna files 13D declaring $40.00 Jaffray TMT Conferences it is exploring a mutually beneficial combination with Saturn 20.000 $35.00 $30.00 10/5/2015: LA Times reports Luna is in talks to 15.000 $25.00 acquire Saturn 2/5/2015: Luna Share Price ($) $20.00 reports Q3 2015 results 6/11/2013: Luna 10.000 presents at 5(th) Annual 2/5/2016: Luna stock down $15.00 Film Finance Forum 27% following CEO Jon 10/24/2014: Alibaba and Feltheimer comments on lower Wanda exploring Volume (mm) expected earnings $10.00 acquisition of Luna 5.000 $5.00 - 0.000 Jan-13 Apr-13 Jul-13 Oct-13 Jan-14 Apr-14 Jul-14 Oct-14 Jan-15 Apr-15 Jul-15 Oct-15 Jan-16 Apr-16 Volume (mm) Closing Share Price ($) Source: Capital IQ as of 6/22/2016. 27

PRIVATE AND CONFIDENTIAL

Luna Management Plan vs. Wall Street Summary

Luna Management Projections and Wall Street Research Projections

($ in millions) | Fiscal Years Ended 3/31

Luna Management Projections


2017
$251
($26)
($33)
$192
($86)
$106
($65)
$41
Adj. OIBDA (Company Definition)
Equity Income
Gain on Sales
Pre-SBC OIBDA*
SBC
Post-SBC OIBDA*
Startup Costs
Post-SBC OIBDA Less Startup
2018
$264
($23)
($20)
$220
($85)
$136
($46)
$90
Adj. OIBDA (Company Definition)
Equity Income
Gain on Sales
Pre-SBC OIBDA*
SBC
Post-SBC OIBDA*
Startup Costs
Post-SBC OIBDA Less Startup
2019
$348
($47)
($0)
$301
($49)
$252
($9)
$243
Adj. OIBDA (Company Definition)
Equity Income
Gain on Sales
Pre-SBC OIBDA*
SBC
Post-SBC OIBDA*
Startup Costs
Post-SBC OIBDA Less Startup

Luna management projections.
Source: Company filings and Capital IQ as of 6/22/2016.
** Indicates figures used for valuation purposes.*

While not in research analyst projections, $20-$30mm in asset sale gains were guided to on FY16 Q4 earnings call and recognized in research analyst commentary

Q3 2015 Earnings Call Statement: "…we have a clear path back to the adjusted EBITDA run rate of at least $350 million to $400 million you've seen in recent years even absent transformative M&A or outsized performance from our films."

Wall Street Projections (incl. Analyst Range)


2017
$268
($40)
$228
($73)
$155
($30)
$125
Adj. OIBDA (Company Definition)
Equity Income
Gain on Sales
Pre-SBC OIBDA
SBC
Post-SBC OIBDA
Startup Costs
Post-SBC OIBDA Less Startup
$205-$320
$25-$56
$0
$55-$85
$30
2018
$335
($47)
$288
($75)
$213
($30)
$183
Adj. OIBDA (Company Definition)
Equity Income
Gain on Sales
Pre-SBC OIBDA
SBC
Post-SBC OIBDA
Startup Costs
Post-SBC OIBDA Less Startup
$222-$524
$28-$62
$0
$58-$85
$30
2019
$394
($48)
$345
($78)
$268
($10)
$258
Adj. OIBDA (Company Definition)
Equity Income
Gain on Sales
Pre-SBC OIBDA
SBC
Post-SBC OIBDA
Startup Costs
Post-SBC OIBDA Less Startup
$297-$530
$28-$70
$0
$62-$85
$10

RAINE 28

PRIVATE AND CONFIDENTIAL Luna Calendar Year Financial Summary Luna Management Projections and Wall Street Research Projections ($ in millions) | Calendar Years Ended 12/31 Revenue Pre-SBC OIBDA(1) $3,444 $3,103 $337 $319 $327 $2,791 $2,753 $2,782 $2,475 $2,567 $281 $2,202 $226 $180 $156 $161 2014A 2014A 2015A2015A 2016E 2017E 2018E 2014A 2014A 2015A2015A 2016E 2017E 2018E Number of Analysts 16 13 8 Number of Analysts 15 13 8 Capex Post-SBC OIBDA(1) $267 $20 $243 $249 $18 $18 $223 $15 $15 $14 $142 $105 $7 $7 $77 $65 2014A 2014A 2015A2015A 2016E 2017E 2018E 2014A 2014A 2015A2015A 2016E 2017E 2018E Number of Analysts 10 9 5 Number of Analysts 15 13 8 1 2 Luna Management Case Consensus Estimates Luna management projections. Source: Company filings and Capital IQ as of 6/22/2016. (1)OIBDA excludes equity interests and gains on sales. 29

PRIVATE AND CONFIDENTIAL V. Luna – Standalone Valuation 30

PRIVATE AND CONFIDENTIAL Luna Standalone Valuation Luna Management Projections Methodology Illustrative Price per Luna Share ($) Commentary WACC: 8.75% – 9.75% Discounted Cash Flow Perpetuity Growth Rate: 2.5% – 3.5% $18.78 $24.86 Analysis (4.75 Year) Pre-SBC Terminal OIBDA multiple(1): 7.6x – 10.6x Post-SBC Terminal OIBDA multiple(1): 9.0x – 12.4x Public Trading $16.68 $26.72 Comparables 2017E Pre-SBC OIBDA – 2017E: $226mm; 2018E: $281mm 2017E Pre-SBC OIBDA Multiple Range²: 8.0x – 15.0x Pre-SBC 2018E Pre-SBC OIBDA Multiple Range²: 7.5x – 12.0x Public Trading $18.63 $26.60 Valuation Comparables 2018E Public Trading $14.12 $21.53 Comparables 2017E Post-SBC OIBDA – 2017E: $142mm; 2018E : $223mm 2017E Post-SBC OIBDA Multiple Range²: 10.0x – 18.0x Post-SBC 2018E Post-SBC OIBDA Multiple Range²: 8.5x – 13.0x Public Trading $17.23 $23.78 Comparables 2018E LTM Trading Closing Price – High $41.07 (11/12/2015) $18.53 $41.07 Range Closing Price – Low: $18.53 (2/5/2016) Topeka – High $40.00 (5/26/2016) Reference Points Wall Street Research $22.00 $40.00 Cowen and Company – Low $22.00 (5/27/2016) 6/22 Trading Price: $20.55 Median: $27.00 $0.00 $20.00 $40.00 $60.00 Source: Luna management projections, company filings and equity research. Equity value based on treasury stock method calculated using $786mm in debt, $58mm in cash, $91mm in minority interest, $1,101mm in unconsolidated assets, and $102mm of convertible debt ($42mm, converting at a strike price of $10.26 and $60mm, converting at a strike price of $29.32). Note: As of 6/22/2016. OIBDA excludes equity from affiliates. ¹ 2020E Terminal OIBDA Multiple adjusted for NPV for Luna tax rate differential vs. US peers. 31 (2) Includes NPV adjustment for Luna tax rate differential vs. US peers (see appendix for detail).

PRIVATE AND CONFIDENTIAL

Luna Standalone Discounted Cash Flows Analysis

Luna Management Projections

($ in millions)

Unlevered Free Cash Flow Overview

	Management Model			Management Extrapolation		
	Q2 - Q4 2016	2017E	2018E	2019E	2020E	Terminal
Revenue	$2,000	$3,103	$3,444	$3,474	$3,452	$3,452
% Growth		*11.2%*	*11.0%*	*0.9%*	*(0.7%)*	
Pre-SBC OIBDA	$131	$226	$281	$314	$318	$318
% Margin	*6.6%*	*7.3%*	*8.2%*	*9.0%*	*9.2%*	*9.2%*
Less: Stock Based Compensation[1]	(65)	(84)	(58)	(48)	(47)	(47)
Post-SBC OIBDA	$66	$142	$223	$266	$271	$271
Less: Acquisition Costs & Restructuring[1]	(3)	(2)	(0)	0	0	0
Less: Non-Cash Costs[1]	(44)	(18)	(21)	(19)	(19)	(19)
Less: D&A[1]	(12)	(19)	(18)	(18)	(18)	(18)
EBIT	$8	$104	$184	$230	$234	$234
Less: Taxes @ 15.0%	(1)	(16)	(28)	(34)	(35)	(35)
Unlevered Net Income	$7	$88	$156	$195	$199	$199
Plus: D&A	12	19	18			18
Plus: Non-Cash Costs Adj.	58	23	22			19
Plus: Content Amort. / (Investment)	(133)	101	(13)			0
Less: Capex	(9)	(7)	(7)			(18)
Less: Change in Working Capital	30	7	(50)			0
Unlevered Free Cash Flow	($35)	$231	$125	$204	$228	$218
% Growth		*NA*	*(46%)*	*63%*	*12%*	

Management Unlevered Pre-Tax FCF to DCF Unlevered FCF Bridge

	Q2 - Q4 2016	2017E	2018E	2019E	2020E	Source
Unlevered Pre-Tax FCF (From Company)	(2)	286	194	284	311	*Luna Management FY 17 - FY 2021*
Less: SBC	(65)	(84)	(58)	(48)	(47)	*Luna Management FY 17 - FY 2019, extrapolation thereafter*
Less: Calculated Unlevered Taxes	(1)	(16)	(28)	(34)	(35)	*Calculation @ 15% Tax Rate*
Plus: Startup Costs	33	45	17	2	0	*Luna Management FY 17 - FY 2019, assumed $0 thereafter*
Unlevered Free Cash Flow (DCF)	($35)	$231	$125	$204	$228	*Calculation*

Source: Detailed Luna management projections provided through 3/31/2021 with extrapolation provided for Unlevered Pre-Tax FCF, Company Defined Adjusted OIBDA and Revenue.
Note: Luna management projections.
[1] CY2019 – 2020 based on extrapolation.

RAINE 32

PRIVATE AND CONFIDENTIAL Luna Standalone Discounted Cash Flows Analysis (Cont’d) Luna Management Projections ($ per Share, except multiples) Implied Price per Share¹ Discount Perpetuity Growth Rate Rate 2.50% 2.75% 3.00% 3.25% 3.50% 8.75% $21.67 $22.39 $23.17 $24.01 $24.86 9.00% 20.86 21.52 22.24 23.02 23.86 9.25% 20.11 20.72 21.38 22.09 22.86 9.50% 19.42 19.98 20.59 21.24 21.94 Implied Price Per Share 9.75% 18.78 19.29 19.85 20.45 21.10 Implied Terminal Multiple ('20E Pre-SBC OIBDA) - Excl. Tax Adj. Implied Terminal Multiple ('20E Post-SBC OIBDA) - Excl. Tax Adj. (2) Discount Perpetuity Growth Rate Discount Perpetuity Growth Rate Rate 2.50% 2.75% 3.00% 3.25% 3.50% Rate 2.50% 2.75% 3.00% 3.25% 3.50% 8.75% 11.7x 12.2x 12.8x 13.4x 14.1x 8.75% 13.8x 14.4x 15.0x 15.7x 16.5x 9.00% 11.3 11.7 12.3 12.8 13.4 9.00% 13.2 13.8 14.4 15.1 15.8 9.25% 10.9 11.3 11.8 12.3 12.9 9.25% 12.8 13.3 13.9 14.5 15.1 Excluding Tax Adj. 9.50% 10.5 10.9 11.3 11.8 12.4 9.50% 12.3 12.8 13.3 13.9 14.5 9.75% 10.1 10.5 10.9 11.4 11.9 9.75% 11.9 12.4 12.9 13.4 14.0 Implied Terminal Multiple ('20E Pre-SBC OIBDA) - Incl. Tax Adj. Implied Terminal Multiple ('20E Post-SBC OIBDA) - Incl. Tax Adj. (2) Discount Perpetuity Growth Rate Discount Perpetuity Growth Rate Rate 2.50% 2.75% 3.00% 3.25% 3.50% -Rate 2.50% 2.75% 3.00% 3.25% 3.50% 8.75% 8.8x 9.2x 9.6x 10.1x 10.6x 8.75% 10.4x 10.8x 11.3x 11.9x 12.4x 9.00% 8.5 8.8 9.2 9.7 10.1 9.00% 10.0 10.4 10.9 11.4 11.9 9.25% 8.2 8.5 8.9 9.3 9.7 9.25% 9.6 10.0 10.4 10.9 11.4 9.50% 7.9 8.2 8.5 8.9 9.3 Including Tax Adj. 9.50% 9.3 9.6 10.0 10.5 10.9 9.75% 7.6 7.9 8.2 8.6 8.9 9.75% 9.0 9.3 9.7 10.1 10.5 Source: Detailed Luna management projections provided through 3/31/2021 with extrapolation provided for Unlevered Pre-Tax FCF, Company Defined Adjusted OIBDA and Revenue. (1) Equity value calculated using $846mm in debt (including $60mm of convertible debt, converting at a strike price of $29.32), $58mm in cash, $91mm in minority interest and $1,101mm in unconsolidated assets. For illustrative purposes, at 9.25% WACC and 3.0% perpetuity growth, the treasury-stock fully diluted method share count is 153.0. (2) NPV adjustment for Luna tax rate differential vs. US peers as of YE 2020E. 33

PRIVATE AND CONFIDENTIAL Luna Research Target Prices Analyst Targets % Premium Date Firm Valuation Methodology Multiple Year Rating Target Price 6/22 Trading 5/26/2016 Topeka Capital Markets LFCF Multiple FY2017 Buy $40.00 94. 6/5/2016 Evercore ISI DCF Buy $32.00 55. 6/7/2016 PiperJaffray DCF Overweight $30.00 46. 5/27/2016 Jeffries OIBDA Multiple FY2018 Buy $29.00 41. 6/6/2016 Barrington Research OIBDA Multiple FY2017 Outperform $27.00 31. 5/27/2016 Macquarie OIBDA Multiple FY2018 Outperform $27.00 31. 5/26/2016 JP Morgan P/E Multiple FY2018 Overweight $26.00 26. 5/27/2016 Goldman Sachs Blended¹ CY2017 Neutral $24.00 16. 5/27/2016 RBC Capital Markets OIBDA Multiple CY2016/17 Sector Perform $23.00 11. 5/27/2016 Cowen and Company Blended² Market Perform $22.00 7. Average $28.00 36. Median $27.00 31. 6/22 Trading Price $20.55 Source: Wall Street Research and Bloomberg. Trading price as of 6/22/2016. ¹ Blended valuation methodology of 85% EBITDA Multiple and 15% M&A. ² Blended valuation methodology including DCF, P/E Multiple, OIBDA Multiple, and Sum-of-the-Parts. 34

PRIVATE AND CONFIDENTIAL Research Studio Sum-of-the-Parts Analysis Diversified Media Studio Segments Company Analyst Date Multiple Company Analyst Date Multiple RBC Capital 13.5x 2016E/2017E Credit Suisse 5/3/2016 8.5x 2017E EBITDA 4/7/2016 Markets EBITDA Morgan Stanley 10.2x 2016E EBITDA / RBC Capital 11.5x 2016E/2017E (Fair Market 5/2/2016 4/7/2016 9.8x 2017E EBITDA Markets EBITDA Value) Morgan Stanley 4/28/2016 26.2x 2017E EBITDA Credit Suisse 2/2/2016 9.9x 2016E EBITDA (Market Value) 13.0x 2016E/2017E Wedbush 4/28/2016 UBS 8/6/2015 28.0x 2016E EBITDA EBITDA RBC Capital 15.0x 2016E/2017E 11.0x 2016E/2017E 4/7/2016 Wedbush 5/5/2015 Markets EBITDA EBITDA RBC Capital 9.0x 2016E/2017E 4/7/2016 Markets EBITDA Source: Wall Street research. 35

PRIVATE AND CONFIDENTIAL

Luna Comparable Companies Analysis

($ in millions, except per share values) | Calendar Years Ended 12/31

	Market Valuation				Growth Profile		Key Metrics		Valuation Metrics								Leverage
	Stock Price[1]	% 52 Week	Equity	Adj. Enterprise	CY2016-CY2018		Post-SBC OIBDA Margin		EV / Pre-SBC OIBDA				EV / Post-SBC OIBDA				Net Debt/LTM
	6/22/2016	High	Value	Value	Revenue	OIBDA	CY2016	CY2017	LTM	CY2016	CY2017	CY2018	LTM	CY2016	CY2017	CY2018	Pre-SBC OIBDA
Saturn - Management	$27.80	59.7%	$2,883	$3,977	1.9%	9.4%	27.0%	28.6%	9.2x	8.1x	7.3x	6.5x	9.9x	8.7x	7.8x	6.8x	2.8x
Saturn - Consensus	27.80	59.7%	2,883	3,977	1.8%	13.0%	25.3%	27.5%	9.2	8.6	7.8	7.2	10.0	9.3	8.4	7.7	2.8
Luna - Management[2,3]	20.55	49.6%	3,143	2,401	1.0%	96.2%	2.4%	5.1%	21.6	14.9	10.6	8.5	65.9	39.6	18.1	11.5	20.2
Luna - Consensus[2]	20.55	49.6%	3,143	2,401	4.4%	54.2%	4.1%	8.8%	21.6	13.3	7.5	7.3	61.7	22.9	9.9	9.6	20.2
Standalone Film Studio																	
Dreamworks[4]	$ 27.12	91.2%	$ 2,501	$ 2,864	16.7%	44.0%	12.1%	17.0%	19.2x	20.9x	13.8x	11.0x	22.5x	25.3x	15.7x	12.2x	2.1x
Cable Networks																	
Discovery	$ 25.99	74.4%	$ 16,145	$ 23,070	6.0%	6.8%	36.4%	36.5%	9.5x	9.4x	8.9x	8.4x	9.7x	9.6x	9.1x	8.6x	3.1x
Scripps	63.42	92.7%	8,224	11,032	4.3%	4.0%	41.1%	41.0%	7.5	7.7	7.4	7.2	7.7	7.9	7.6	7.3	2.4
AMC Networks	58.49	67.1%	4,354	6,751	5.1%	4.4%	32.3%	32.1%	7.5	7.3	6.9	6.7	7.8	7.5	7.1	6.9	2.6
MSG Networks	16.40	19.2%	1,242	2,472	3.8%	4.8%	46.6%	46.6%	5.5	7.8	7.6	7.1	5.7	8.0	7.8	7.3	3.1
Cable Networks Median					**4.7%**	**4.6%**	**38.7%**	**38.7%**	**7.5x**	**7.8x**	**7.5x**	**7.1x**	**7.7x**	**8.0x**	**7.7x**	**7.3x**	**2.8x**
Diversified Media																	
Walt Disney	$ 98.79	80.9%	$ 162,738	$ 176,982	5.2%	5.6%	30.6%	30.4%	10.3x	9.9x	9.5x	8.9x	10.6x	10.2x	9.7x	9.1x	0.9x
Time Warner	72.44	79.3%	58,365	77,350	5.4%	3.6%	28.2%	28.6%	9.4	9.2	8.5	8.5	9.6	9.4	8.7	8.7	2.7
Twenty-First Century Fox	28.92	83.3%	54,988	59,250	5.8%	8.1%	25.1%	25.4%	9.2	8.1	7.7	7.0	9.3	8.3	7.8	7.1	2.3
Viacom	44.03	65.2%	17,793	28,971	2.4%	0.8%	29.2%	29.9%	7.5	7.5	7.1	7.4	7.7	7.7	7.3	7.6	3.2
CBS	53.65	92.5%	24,915	32,506	2.8%	5.7%	23.6%	23.8%	9.6	9.0	8.8	8.1	10.1	9.5	9.3	8.5	2.3
Diversified Media Median					**4.9%**	**5.1%**	**28.2%**	**28.6%**	**9.3x**	**8.8x**	**8.4x**	**8.1x**	**9.5x**	**9.1x**	**8.6x**	**8.5x**	**2.3x**

Source: Public filings and Capital IQ as of 6/22/2016.
Unless otherwise noted Adj. Enterprise Value calculated as market capitalization (considering all classes of stock) plus total debt and minority interest less cash and unconsolidated assets.
[1] Stock Price reflects primary stock listing; enterprise value calculation considers all classes of stock.
[2] Luna debt excludes production loans and excludes in the money convertible debt. Adj. Enterprise Value adjusted for NPV of tax differential of $520mm and unconsolidated assets of $1,101mm (see appendix for detail).
[3] Source: Luna management projections.
[4] Dreamworks figures as of 4/26/2016 prior to acquisition announcement by Comcast.

RAINE 36

PRIVATE AND CONFIDENTIAL VI. Luna – Combination Analysis 37

PRIVATE AND CONFIDENTIAL Luna + Saturn: Luna Share Price Sensitivity Analysis Merger Consideration to Saturn Series A Basic Share ($ in millions, except per share data) PF Luna No Vote Price if Luna 5% PF Luna High Vote / PF Luna No Vote Premium 6/22 Luna LTM Low Price: $18.53 Trading Price Luna Price per No Vote Share $16.44 $17.47 $18.50 $19.52 $20.05 $20.55 $21.58 % Premium / (Discount) to 6/22 Luna Trading Price (20.0%) (15.0%) (10.0%) (5.0%) (2.4%) 0.0% 5.0% Exchange Ratio 0.678x 0.678x 0.678x 0.678x 0.678x 0.678x 0.678x Value of Stock Consid. per Saturn Series A Basic Share $11.15 $11.85 $12.55 $13.24 $13.60 $13.94 $14.64 Value of Cash Consid. Per Saturn Series A Basic Share $18.00 $18.00 $18.00 $18.00 $18.00 $18.00 $18.00 Pre-Synergy Merger Consid. to Saturn Series A Basic Share $29.15 $29.85 $30.55 $31.24 $31.60 $31.94 $32.64 NPV of Cost Synergies $436 $436 $436 $436 $436 $436 $436 Low NPV of Tax Synergies 544 544 544 544 544 544 544 Synergies NPV of Total Synergies $980 $980 $980 $980 $980 $980 $980 ($50mm Non-Luna Saturn Series A Basic S/H PF Ownership of Luna ¹ 25.5% 25.5% 25.5% 25.5% 25.5% 25.5% 25.5% Cost + NPV of Synergies to Non-Luna Saturn Series A Basic Shares $249 $249 $249 $249 $249 $249 $249 $50mm Non-Luna Saturn Series A Basic Shares Outstanding ¹ 86 86 86 86 86 86 86 Tax)² Synergies per Saturn Series A Basic Share $2.89 $2.89 $2.89 $2.89 $2.89 $2.89 $2.89 Merger Consideration to Saturn Series A Basic Share Incl. Synergies $32.04 $32.74 $33.43 $34.13 $34.49 $34.83 $35.52 NPV of Cost Synergies $654 $654 $654 $654 $654 $654 $654 High NPV of Tax Synergies 544 544 544 544 544 544 544 Synergies NPV of Total Synergies $1,198 $1,198 $1,198 $1,198 $1,198 $1,198 $1,198 ($75mm Non-Luna Saturn Series A Basic S/H PF Ownership of Luna ¹ 25.5% 25.5% 25.5% 25.5% 25.5% 25.5% 25.5% Cost + NPV of Synergies to Non-Luna Saturn Series A Basic Shares $305 $305 $305 $305 $305 $305 $305 $50mm Non-Luna Saturn Series A Basic Shares Outstanding ¹ 86 86 86 86 86 86 86 Tax)² Synergies per Saturn A Share $3.53 $3.53 $3.53 $3.53 $3.53 $3.53 $3.53 Merger Consideration to Saturn Series A Basic Share Incl. Synergies $32.68 $33.38 $34.07 $34.77 $35.13 $35.47 $36.17 Source: Synergies per company management guidance. Market price per Capital IQ as of 6/22/2016. Assumes transaction is financed with the debt contemplated by the debt financing commitment papers. (1) Saturn Series A shares outstanding and pro forma ownership excludes Luna held shares. (2) Tax and Cost Synergies calculated using a 9.00% discount rate and 0.00% perpetuity growth rate. 38

PRIVATE AND CONFIDENTIAL

Luna + Saturn - $18 Cash + 0.6784 Luna Shares

Saturn Management Projections & Luna Management Projections

($ in millions, except per share values) | Calendar Years Ended 12/31 | Excludes Synergies

		$18 Cash + 0.6784 Luna Shares to Low Vote Shares			
		No Luna Voting Share Prem.		5% Luna Voting Share Prem.	
	Luna @ 6/22 Trading Price	Saturn @ Luna Offer	Pro Forma Luna	Saturn @ Luna Offer	Pro Forma Luna
Low Vote Share Price	$20.55	$31.94	$20.55	$31.60	$20.05
% Premium to 6/22 Trading Price	*0.0%*	*14.9%*	*0.0%*	*13.7%*	*(2.4%)*
Equity Value	**$3,143**	**$3,353**	**$4,733**	**$3,319**	**$4,700**
Plus: Total Debt	$828	$1,129	$3,566	$1,129	$3,566
Less: Cash	(58)	(10)	(68)	(10)	(68)
Plus/Less: MI / (UA) / (NPV Tax Benefit)[1]	(1,400)	(25)	(1,425)	(25)	(1,425)
Less: Saturn Stake @ Offer	(154)	0	0	0	0
Total Enterprise Value	**$2,360**	**$4,447**	**$6,807**	**$4,413**	**$6,773**
Valuation & Leverage Metrics					
Enterprise Value / 2016E Pre-SBC OIBDA	14.7x	9.1x	10.5x	9.0x	10.4x
Enterprise Value / 2017E Pre-SBC OIBDA	10.4	8.2	8.9	8.1	8.8
Enterprise Value / 2016E Post-SBC OIBDA	36.4x	9.7x	13.0x	9.6x	12.9x
Enterprise Value / 2017E Post-SBC OIBDA	16.7	8.7	10.4	8.6	10.4
2016E EPS Accretion / (Dilution)			245.5%		245.5%
2017E EPS Accretion / (Dilution)			74.0%		74.0%
Net Debt / 2016E Pre-SBC OIBDA	4.8x	2.3x	5.4x	2.3x	5.4x
Economic Ownership					
Luna	100.0%	0.0%	66.4%	0.0%	66.4%
Saturn	0.0%	100.0%	33.6%	100.0%	33.6%
Basic Non-Luna Saturn Series A S/Hs	*0.0%*	*84.7%*	*25.5%*	*84.7%*	*25.5%*

Assumes $1.6bn of cash to Saturn S/Hs

Source: Company management projections and Luna management projections. Trading price as of 6/22/2016. Balance sheets as of 3/31/2016.
Note: Assumes $87mm of incremental interest per latest financing grid. Assumes transaction is financed with the debt contemplated by the debt financing commitment papers.
[1] Luna unconsolidated investment in Saturn valued at offer valuation. Includes $520mm NPV adjustment for Luna tax rate differential vs. US peers (see appendix for detail).

RAINE 39

PRIVATE AND CONFIDENTIAL Saturn + Luna Pro Forma DCF – Luna PF Price Annual Cost Synergy Range of Low ($50mm) to High ($75mm) & Annual Tax Synergies ($50mm) ($ per Share) Implied Value to Pro Forma Luna Low Vote Shares Implied Value to Pro Forma Luna Low Vote Shares – No Luna High to Low Vote Premium – 5% Luna High to Low Vote Premium Implied Value per PF Luna Low Vote Share (No High Vote Prem.) Implied Value Per PF Luna Low Vote Share (5% High Vote Prem.) Discount Perpetuity Growth Rate Discount Perpetuity Growth Rate Rate 1.50% 1.75% 2.00% 2.25% 2.50% Rate 1.50% 1.75% 2.00% 2.25% 2.50% 8.50% $21.67 $22.60 $23.61 $24.65 $25.76 8.50% $22.40 $23.34 $23.22 $24.28 $25.41 8.75% 20.57 21.45 22.38 23.38 24.42 8.75% 20.23 22.19 23.11 23.00 24.05 9.00% 19.55 20.36 21.23 22.16 23.15 9.00% 19.22 20.02 21.96 22.89 22.77 Without Synergies 9.25% 18.59 19.35 20.15 21.02 21.94 9.25% 18.28 19.02 19.82 20.67 22.67 9.50% 17.58 18.40 19.15 19.95 20.80 9.50% 16.94 18.09 18.83 19.61 20.46 Implied Value per PF Luna Low Vote Share (No High Vote Prem.) Implied Value Per PF Luna Low Vote Share (5% High Vote Prem.) Discount Perpetuity Growth Rate Discount Perpetuity Growth Rate Rate 1.50% 1.75% 2.00% 2.25% 2.50% Rate 1.50% 1.75% 2.00% 2.25% 2.50% 8.50% $25.83 $26.71 $27.66 $28.68 $29.78 8.50% $26.61 $27.96 $28.75 $29.88 $31.09 8.75% 24.70 25.51 26.38 27.32 28.34 8.75% 25.38 26.27 27.23 28.40 29.51 Low Synergies 9.00% 23.62 24.39 25.19 26.06 26.99 9.00% 24.22 25.05 25.94 26.89 28.30 9.25% 22.56 23.31 24.09 24.89 25.75 9.25% 23.11 23.91 24.73 25.61 26.56 9.50% 21.31 22.26 23.00 23.79 24.59 9.50% 22.06 22.80 23.59 24.42 25.30 Implied Value per PF Luna Low Vote Share (No High Vote Prem.) Implied Value Per PF Luna Low Vote Share (5% High Vote Prem.) Discount Perpetuity Growth Rate Discount Perpetuity Growth Rate Rate 1.50% 1.75% 2.00% 2.25% 2.50% Rate 1.50% 1.75% 2.00% 2.25% 2.50% 8.50% $26.73 $27.61 $28.56 $29.58 $30.68 8.50% $27.57 $28.67 $29.71 $30.83 $32.04 8.75% 25.57 26.38 27.25 28.19 29.21 8.75% 26.31 27.20 28.54 29.32 30.44 High Synergies 9.00% 24.48 25.23 26.04 26.91 27.84 9.00% 25.12 25.95 26.84 28.17 28.95 9.25% 23.44 24.16 24.91 25.71 26.57 9.25% 24.01 24.78 25.61 26.49 27.44 9.50% 22.42 23.11 23.85 24.59 25.39 9.50% 22.94 23.68 24.45 25.27 26.15 Source: Company management projections and Luna management projections. Note: Equity value based on treasury stock fully diluted method calculated using a combined $3,584mm in debt (including $60mm of convertible debt, converting at a strike price of $29.32), $68mm in cash, $91mm in minority interest and $995mm in unconsolidated assets (excludes Luna-owned Saturn shares). Assumes transaction is financed with the debt contemplated by the debt financing commitment papers. 40

PRIVATE AND CONFIDENTIAL Saturn + Luna PF DCF – Consideration to Saturn Series A S/H Annual Cost Synergy Range of Low ($50mm) to High ($75mm) & Annual Tax Synergies ($50mm) ($ per Share) | Consideration of $18.00 Cash + 0.6784x PF Luna No Vote Shares Consideration to Saturn Series A Shareholders Consideration to Saturn Series A Shareholders – No Luna High to Low Vote Premium – 5% Luna High to Low Vote Premium Implied Consideration to Saturn A S/H (No High Vote Premium) Implied Implied Consideration to Saturn A S/H (5% High Vote Prem.) to Saturn A S/H (5% High Vote Prem.) Discount Perpetuity Growth Rate Discount Perpetuity Growth Rate Rate 1.50% 1.75% 2.00% 2.25% 2.50% Rate 1.50% 1.75% 2.00% 2.25% 2.50% 8.50% $32.70 $33.33 $34.02 $34.72 $35.47 8.50% $33.20 $33.83 $33.75 $34.47 $35.24 8.75% 31.96 32.55 33.18 33.86 34.57 8.75% 31.72 33.05 33.68 33.60 34.32 9.00% 31.26 31.81 32.40 33.03 33.71 9.00% 31.04 31.58 32.90 33.53 33.45 Without Synergies 9.25% 30.61 31.13 31.67 32.26 32.88 9.25% 30.40 30.91 31.44 32.02 33.38 9.50% 29.93 30.48 30.99 31.53 32.11 9.50% 29.49 30.27 30.77 31.31 31.88 Implied Consideration to Saturn A S/H (No High Vote Premium) Implied Implied Consideration to Saturn A S/H (5% High Vote Prem.) to Saturn A S/H (5% High Vote Prem.) Discount Perpetuity Growth Rate Discount Perpetuity Growth Rate Rate 1.50% 1.75% 2.00% 2.25% 2.50% Rate 1.50% 1.75% 2.00% 2.25% 2.50% 8.50% $35.53 $36.12 $36.76 $37.46 $38.21 8.50% $36.05 $36.97 $37.51 $38.27 $39.09 8.75% 34.75 35.31 35.90 36.54 37.22 8.75% 35.22 35.82 36.47 37.26 38.02 Low Synergies 9.00% 34.03 34.55 35.09 35.68 36.31 9.00% 34.43 34.99 35.60 36.24 37.20 9.25% 33.31 33.81 34.34 34.88 35.47 9.25% 33.68 34.22 34.78 35.38 36.02 9.50% 32.46 33.10 33.60 34.14 34.68 9.50% 32.96 33.47 34.00 34.57 35.16 Implied Consideration to Saturn A S/H (No High Vote Premium) Implied Implied Consideration to Saturn A S/H (5% High Vote Prem.) to Saturn A S/H (5% High Vote Prem.) Discount Perpetuity Growth Rate Discount Perpetuity Growth Rate Rate 1.50% 1.75% 2.00% 2.25% 2.50% Rate 1.50% 1.75% 2.00% 2.25% 2.50% 8.50% $36.13 $36.73 $37.37 $38.07 $38.81 8.50% $36.71 $37.45 $38.15 $38.91 $39.74 8.75% 35.35 35.90 36.49 37.13 37.81 8.75% 35.85 36.45 37.36 37.89 38.65 High Synergies 9.00% 34.61 35.12 35.67 36.25 36.89 9.00% 35.04 35.61 36.21 37.11 37.64 9.25% 33.90 34.39 34.90 35.44 36.02 9.25% 34.29 34.81 35.37 35.97 36.61 9.50% 33.21 33.68 34.18 34.68 35.22 9.50% 33.56 34.07 34.59 35.14 35.74 Source: Company management projections and Luna management projections. Note: Equity value based on treasury stock fully diluted method calculated using a combined $3,584mm in debt (including $60mm of convertible debt, converting at a strike price of $29.32), $68mm in cash, $91mm in minority interest and $995mm in unconsolidated assets (excludes Luna-owned Saturn shares). Assumes transaction is financed with the debt contemplated by the debt financing commitment papers. 41

PRIVATE AND CONFIDENTIAL Luna + Saturn Liquidity Profile Saturn Management Model & Luna Management Model| Assuming 12/31/2016 Close ($ in millions) | Calendar Years Ended 12/31 | Includes Luna Synergy Estimate ($ in millions) 2013E 2014E 2015E 2016E 2017E 2018E 2019E Saturn Pre-SBC OIBDA $477 $502 $462 $490 $543 $612 $633 Luna Pre-SBC OIBDA(1) 383 337 156 161 226 281 314 Synergies (Luna Estimates) -- -- -- -- 41 52 52 PF Pre-SBC OIBDA (Incl. Synergies) $859 $839 $618 $651 $810 $945 $999 % Growth (2.4%) (26.4%) 5.4% 24.3% 16.8% 5.7% Less: Combined Capex ($26) ($20) ($20) Less: Combined Film & TV Inv. (Net of Amort.) 156 (13) (8) Less: NWC (40) (97) (59) Less: Other Adjustments (47) (17) (2) Less: Integration Costs (20) (5) -- Unlevered Pre-Tax Cash Flows $852 $798 $909 Less: PF Interest Expense (183) (181) (178) Less: Luna Standalone Cash Taxes (11) (12) (14) Less: Saturn PF Cash Taxes -- -- -- Free Cash Flow $658 $605 $717 Rate Revolver 2.50% $150 $150 $150 $150 Term Loan A 2.50% 1,000 950 900 830 Term Loan B 4.50% 1,900 1,881 1,862 1,843 Capital Leases 6.25% 63 63 63 63 Senior Notes 9.50% 670 670 670 670 Convertible Notes 1.25% 60 60 -- -- Total Debt $3,843 3,774 3,645 3,556 Cash 238 896 1,502 2,219 Total Debt / PF Pre-SBC OIBDA (Incl. Synergies) 5.9x 4.7x 3.9x 3.6x Net Debt / PF Pre-SBC OIBDA (Incl. Synergies) 5.5 3.6 2.3 1.3 Source: Company management projections and Luna management projections. Note: Assumes interest rate per latest financing grid. Assumes transaction is financed with the debt contemplated by the debt financing commitment papers. (1) Excludes equity income from affiliates and gain on sales of affiliates. 42

PRIVATE AND CONFIDENTIAL Appendix A: Dual Class Consideration 43

PRIVATE AND CONFIDENTIAL Public Trading – Market Premium Analysis Description An analysis of 21 companies with differential voting rights for stock classes shows that there is typically a market premium attached to stock classes with greater voting rights. Analysis Criteria - Primary and secondary listings on major US exchanges - Industry classification of media or information technology or telecommunication services (TMT) Market Premium for Vote over No-Vote(1) Market Premium for High Vote over Low Vote(2) 10.0% 12.9% 12.8% 8.6% 9.4%10.4% 9.4% 9.6% 9.4% 8.0% 8.5% 6.0% 2.3% 2.2% 2.9% 2.9% 1.7% 2.0% 1.9% 1.8% 2.1% 2.2%1.0% 0.6% 1.1% 1.3% 1.5% 1.7% 0.0% 0.3% 0.1% 0.1% 0.1% (0.4%) (1.0%) (0.3%) (10.0%) (12.6%) (11.5%) (10.2%) (13.3%) (9.9%) (15.0%) (15.9%) (16.2%) (16.5%) (12.6%) (12.7%) 6/22 Trading Price 30day VWAP 60day VWAP Today Closing120day VWAP 30day VWAP 60day VWAP 6/22 Trading Price 120day VWAP 30day VWAP 60day VWAP 120day VWAP Median Average High Low Screening criteria of companies in TMT sector with differential voting rights for primary and secondary listings on major US stock exchanges. (1)Vote over No-Vote companies: Google, Bel Fuse, Discovery, Liberty Broadband, News Corporation, Radio One, Reading International, The Liberty Braves, Liberty Media, The Liberty SiriusXM Group, Twenty-First Century Fox, Viacom, Zillow (2)High Vote over Low Vote companies: Discovery Communications, Gray Television, John Wiley & Sons, Liberty TripAdvisor Holdings, QAD, Saturn Source: Capital IQ as of 6/22/2016. 44

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

PRIVATE AND CONFIDENTIAL Public Trading – Market Premium Detail Comparing Vote to No Vote Market Premium / (Discount) 6/22 Trading Price Vote to Non Vote Company Name Vote No Vote 6/22 Trading Price 30day VWAP 60day VWAP 120day VWAP Alphabet Inc. $710.47 $695.94 2.1% 1.9% 2.0% 2. Bel Fuse Inc. $16.00 $18.83 (15.0%) (12.6%) (11.5%) (10. Discovery Communications, Inc. $25.99 $24.66 5.4% 4.1% 3.3% 3. Liberty Broadband Corporation $58.77 $59.58 (1.4%) (0.2%) (0.0%) 0. News Corporation $11.86 $11.66 1.7% 3.1% 3.5% 4. Radio One Inc. $3.00 $3.09 (2.9%) (1.8%) (2.0%) 0. Reading International, Inc. $12.14 $13.73 (11.6%) (4.1%) (1.5%) (3. The Liberty Braves Group $15.42 $15.58 (1.0%) 3.2% 3.0% 3. The Liberty Media Group $18.61 $18.31 1.6% 2.2% 2.1% 2. The Liberty SiriusXM Group $30.24 $29.96 0.9% 1.5% 1.5% 1. Twenty-First Century Fox, Inc. $28.59 $28.92 (1.1%) 0.5% 0.3% 0. Viacom, Inc. $48.18 $44.03 9.4% 9.6% 8.5% 9. Zillow Group, Inc. $34.73 $34.66 0.2% 1.2% 1.9% 3. Low Median Average High Comparing High Vote to Low Vote Market Premium / (Discount) 6/22 Trading Price High Vote to Low Vote Company Name High Vote Low Vote 6/22 Trading Price 30day VWAP 60day VWAP 120day VWAP Discovery Communications, Inc. $25.81 $25.99 (0.7%) 1.0% 0.3% 0. Gray Television, Inc. $11.09 $10.46 6.0% 10.4% 12.9% 12. John Wiley & Sons Inc. $51.23 $51.04 0.4% (1.1%) (0.9%) (1. Liberty TripAdvisor Holdings, Inc. $22.60 $22.24 1.6% 3.0% 4.3% 5. QAD Inc. $16.66 $19.21 (13.3%) (15.9%) (16.2%) (16. Saturn $27.71 $27.80 (0.3%) 1.0% 0.2% 0. Low (13.3%) (15.9%) (16.2%) (16. Median 0.0% 1.0% 0.3% 0. Average (1.0%) (0.3%) 0.1% 0. High 6.0% 10.4% 12.9% 12. Source: Capital IQ as of 6/22/2016 and company filings or investor relations. 45

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

PRIVATE AND CONFIDENTIAL

Precedent Transactions - Differential Consideration

($ in millions)

Analysis Description

- Of 58 transactions with classes of stock with unequal voting since 2008, 3 transactions resulted in the high vote class receiving a premium for their shares
  - Analysis Criteria
    - All publicly announced transactions with a US or non-US public target and at least one SEC filer participant
    - Deals valued over $100 million
    - Announced since 2008
    - Target with classes of stock with unequal voting
- Plus, select additional pre-2008 transactions that resulted in differential consideration for unequal voting classes of stock

Differential Consideration Transaction Detail

			Trx. Equity	% High Vote Ownership		High Vote to Low	Total Premium Consid. as % of	
Ann. Date	Target	Acquiror	Value	Voting	Economic	Vote Premium	Total Consid.	Low Vote Consid.
Feb-13	Assisted Living Concepts, Inc.	TPG	$279	59.0%	12.6%	7.5%	0.9%	1.1%
Dec-11	Delphi Financial Group, Inc.	Tokio Marine Holdings, Inc.	2,743	49.9%	12.3%	20.1%	2.4%	2.8%
Sep-09	Affiliated Computer Services, Inc.	Xerox Corporation	6,467	41.2%	6.6%	74.2%	4.6%	5.2%
Nov-04	Robert Mondavi Corporation	Constellation Brands, Inc.	1,031	83.4%	36.9%	16.5%	5.2%	8.3%
Feb-00	SFX Entertainment	Clear Channel Communications, Inc.	3,378	28.4%	3.8%	66.7%	2.5%	2.6%
Mar-99	Century Communications Corp.	Adelphia Communications Corporation	3,597	92.3%	54.5%	9.1%	4.7%	10.9%
Jun-98	Tele-Communications Inc.[1]	AT&T Corp.	36,023	56.8%	11.6%	10.0%	1.1%	1.3%
Aug-97	SFX Broadcasting, Inc.	Capstar Broadcasting Partners Inc. / Hicks, Muse, Tate & Furst, Inc.	1,108	49.3%	8.1%	30.0%	2.4%	2.6%
Aug-96	Home Shopping Network, Inc.	Silver King Communications, Inc.	1,197	74.3%	22.4%	20.0%	4.3%	5.8%
					Low	7.5%	0.9%	1.1%
					Median	20.0%	2.5%	2.8%
					Mean	28.2%	3.1%	4.5%
					High	74.2%	5.2%	10.9%
		Saturn Offer (0% PF Luna High Vote to PF Luna No Vote Premium)				4.1%	0.3%	0.3%
		Saturn Offer (5% PF Luna High Vote to PF Luna No Vote Premium)				5.2%	0.4%	0.4%

[1] TCI Group Series A and Series B consideration (excludes TCI Ventures Group and Liberty Media Group tracking stocks).

Source: Dealpoint Data as of 6/10/2016. Public filings.

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PRIVATE AND CONFIDENTIAL Appendix B: Supplemental Valuation Material 47

PRIVATE AND CONFIDENTIAL

Saturn WACC Analysis

($ in millions)

Comparable Companies	Levered Beta	Total Net Debt	Fully Diluted Equity Value	Net Debt / Equity	Net Debt / Total Cap.	Tax Rate	Unlevered Beta
Saturn	1.051	$1,120	$2,883	38.8%	28.0%	35.0%	0.84
Discovery	1.017	7,610	16,145	47.1%	32.0%	38.0%	0.79
Scripps	0.975	3,495	8,224	42.5%	29.8%	38.0%	0.77
AMC Networks	0.954	2,312	4,354	53.1%	34.7%	38.0%	0.72
Average	**0.999**	**$3,634**	**$7,901**	**45.4%**	**31.1%**	**37.3%**	**0.78**
Median	**0.996**	**$2,904**	**$6,289**	**44.8%**	**30.9%**	**38.0%**	**0.78**

Market Inputs	
Risk Free Rate	2.01%
Market Risk Premium	7.00%
Size Premium	1.65%

Saturn Cost of Debt	
Estimated Pre-Tax Cost of Debt	4.25%
Tax Rate	35.00%
After-Tax Cost of Debt	2.77%

Saturn Cost of Equity	
Risk Free Rate	2.01%
Unlevered Beta	0.78
Levered Beta	0.96
Market Risk Premium	7.00%
Size Premium	1.65%
Saturn Cost of Equity	10.41%

Saturn Weighted Average Cost of Capital	
Saturn Debt to Capitalization	26.81%
Saturn Equity to Capitalization	73.19%
Weighted Average Cost of Debt	0.74%
Weighted Average Cost of Equity	7.62%
Saturn WACC	**8.36%**

Unlevered Beta - WACC Sensitivity

Unlevered Beta	0.75x	0.80x	0.85x
WACC	8.18%	8.49%	8.81%

Source: Risk free rate per 20yr treasury. Market and size premium per 2015 Ibbotson. Estimated pre-tax cost of debt per weighted average interest rate per company filings. Tax rate per Luna due diligence / management guidance. Financial information per Capital IQ as of 6/22/2016, company filings and Wall Street research. 5yr levered beta per Bloomberg as of 6/17/2016. Debt to capitalization based on management guided future Net Debt to OIBDA target of 2.5x as of 6/22.

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PRIVATE AND CONFIDENTIAL Luna WACC Analysis ($ in millions) Fully Diluted Gross Debt Comparable Companies Levered Beta Total Net Debt Equity Value Net Debt / Equity / Total Cap. Tax Rate Luna 0.903 $788 $3,143 25.1% 20.0% 15.0% Saturn 1.051 $1,120 $2,883 38.8% 28.0% 35.0% Walt Disney 1.093 16,138 162,738 9.9% 9.0% 38.0% Time Warner 0.965 22,254 58,365 38.1% 27.6% 38.0% Twenty-First Century Fox 1.081 14,752 54,988 26.8% 21.2% 38.0% Viacom 1.197 12,518 17,793 70.4% 41.3% 38.0% Discovery 1.017 7,610 16,145 47.1% 32.0% 38.0% Scripps 0.975 3,495 8,224 42.5% 29.8% 38.0% AMC Networks 0.954 2,312 4,354 53.1% 34.7% 38.0% Average Median Market Inputs Luna Weighted Average Cost of Capital Risk Free Rate 2.01% Luna Debt to Capitalization 19.60% Market Risk Premium 7.00% Luna Equity to Capitalization 80.40% Size Premium 1.65% Weighted Average Cost of Debt 0.73% Weighted Average Cost of Equity 8.45% Luna Cost of Debt Luna WACC 9.18% Estimated Pre-Tax Cost of Debt 4.39% Tax Rate 15.00% After-Tax Cost of Debt 3.73% Unlevered Beta - WACC Sensitivity Unlevered Beta 0.75x 0.80x 0.85x Luna Cost of Equity WACC 8.77% 9.11% 9.45% Risk Free Rate 2.01% Unlevered Beta 0.81 Levered Beta 0.98 Market Risk Premium 7.00% Size Premium 1.65% Luna Cost of Equity 10.51% Source: Risk free rate per 20yr treasury. Market and size premium per 2015 Ibbotson. Estimated pre-tax cost of debt per weighted average interest rate per company filings. Tax rate per Luna due diligence / management guidance. Financial information per Capital IQ as of 6/22/2016, company filings and Wall Street research. 5yr levered beta per Bloomberg as of 6/17/2016. Target debt to cap using company capitalization as of 6/22. 49

Confidential information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to this omitted information.

PRIVATE AND CONFIDENTIAL Luna Perpetuity Growth Rate Analysis Illustrative Extrapolation to ‘Steady State’ Growth ($ in millions) Unlevered Free Cash Flow Overview Management Extrapolation Calendar Year Ended December 31, Terminal Year(1)2019E 2020E 2021E 2022E 2023E 2024E 2020E 2024E Unlevered Free Cash Flow $204 $228 $251 $271 $287 $299 $218 $288 % Growth 63% 12% 10% 8% 6% 4% Implied Perpetuity Growth Rate @ 2020E Implied Perpetuity Growth Rate @ 2020E Discount Perpetuity Growth Rate @ 2024E Rate 1.00% 1.25% 1.50% 1.75% 2.00% 8.75% 2.5% 2.7% 2.8% 3.0% 3.2% 9.00% 2.6% 2.7% 2.9% 3.0% 3.2% 9.25% 2.6% 2.8% 2.9% 3.1% 3.2% 9.50% 2.7% 2.8% 3.0% 3.1% 3.3% 9.75% 2.7% 2.9% 3.0% 3.2% 3.3% (1) Terminal year free cash flow adjusted for ~$10mm difference in capex and D&A in final year of cash flow projections. 50

PRIVATE AND CONFIDENTIAL Luna Unconsolidated Assets Backup Summary ($ in millions) Asset Total Value Ownership Value Commentary Epix $2,000 31.2% $624 See below summary POP 453 50.0% 227 See below summary Celestial Tiger 135 16.0% 22 Per Luna mgmt. diligence Defy Media 275 15.8% 43 Per Luna mgmt. diligence, based on latest Defy financing Next Games NA 2 Per company filings (latest 10K), valued at cost Telltale Games 286 14.0% 40 Per company filings (latest 10K), valued at cost Atom Tickets 19.5% 12 Per company filings (latest 10K), valued at cost Total (excl. Market Value of Saturn) $970 Shares (mm) Price Saturn Series A Shares Owned 2.1 $27.80 $59 Saturn Series B Shares Owned 2.6 $27.71 72 Total Unconsolidated Assets $1,101 Epix POP Analyst Value Luna Own% Value Analyst Value Luna Own% Val Evercore (6/05/2016) $1,853 31.2% $578 Wunderlich (5/27/2016) $618 50.0% $309 UBS (VIAB 4/22/2016) 2,206 31.2% 688 Evercore (6/05/2016) 504 50.0% 252 RBC (VIAB 4/29/2016) 2,264 31.2% 706 Evercore (CBS 6/05/2016) 238 50.0% 119 Wedbush (VIAB 4/28/2016) 1,848 31.2% 577 Average $453 $227 LTM OIBDA Multiple @ 10x¹ 1,681 31.2% 525 Source: Wall Street Research, Publicly Available Data as of 6/22/2016. (1) Per Luna company filings, EPIX FY 2016 operating income of $168mm. 51

PRIVATE AND CONFIDENTIAL Luna Tax Benefit Analysis Present Value of Tax Benefits ($ in millions) Net Cash Flow from Luna Tax Differential Q2 - Q4 2016 2017E 2018E 2019E 2020E Terminal Value Pre-tax Income (13) 13 176 227 229 229 Tax Differential 0 3 40 52 53 53 Net Present Value of Tax Benefit Net Present Value of Tax Benefit Discount Perpetuity Growth Rate Rate 2.50% 2.75% 3.00% 3.25% 3.50% 8.75% $536 $555 $575 $597 $622 9.00% 511 528 547 567 588 9.25% 488 504 520 538 558 9.50% 467 481 496 513 530 9.75% 447 460 474 489 505 Source: Luna management. (1) Assumes tax differential of Saturn (38%) and Luna effective, per management of 15%. 52

PRIVATE AND CONFIDENTIAL Appendix C: Synergy Analyses 53

PRIVATE AND CONFIDENTIAL

Saturn + Luna Synergy Analysis

$50 - $75mm of Cost Synergies and $50mm of Recurring Tax Synergies – Management Estimates

($ in millions)

Recurring Synergies (Low Synergies)

($ in millions)	Q2-Q4 '16E	2017E	2018E	2019E	2020E
Cost Synergies	--	$25	$50	$50	$50
Less: Integration Costs	--	(19)	(5)	--	--
EBT (incl. Integration Costs)	**$0**	**$6**	**$45**	**$50**	**$50**
Less: Taxes @ 15.0%	--	(1)	(7)	(8)	(8)
Plus: Tax Synergies	--	50	50	50	50
Unlevered Free Cash Flow	**$0**	**$55**	**$88**	**$93**	**$93**

Cost Synergy Detail

	2016 Expenses	2016 Expenses 100.0%	75.0%	66.7%
Networks Segments				
Salaries, Taxes & Benefits				
Legal	$7.7	$7.7	$5.8	$5.1
F&A	4.9	4.9	3.7	3.3
Facilities	1.0	1.0	0.8	0.7
Executive	2.4	2.4	1.8	1.6
HR	3.0	3.0	2.3	2.0
Strategy	1.1	1.1	0.8	0.7
IT - Service & Support	5.5	5.5	4.1	3.7
IT - Developers	11.1	11.1	8.3	7.4
		0.0	0.0	0.0
T&E/office expenses	1.6	1.6	1.2	1.1
Public Co Expenses	6.7	6.7	5.0	4.5
Consumer Marketing Efficiencies	7.5	7.5	5.6	5.0
Subtotal Distribution Segment	$52.5	$52.5	$39.4	$35.0
Distribution Segment				
Distribution G&A (no allocation)	$17.2	$17.2	$12.9	$11.5
Distribution Efficiencies	4.1	4.1	3.1	2.7
Subtotal Distribution Segment	$21.3	$21.3	$16.0	$14.2
Total Synergies		**$73.8**	**$55.4**	**$49.2**

Synergy Sensitivity

NPV of Synergies Components

Discount Rate	Annual Cost Synergies $50.0	$62.5	$75.0	Ann. Tax Syn. $50.0
8.50%	$464	$580	$695	$576
8.75%	449	562	674	560
9.00%	436	545	654	544
9.25%	423	529	635	529
9.50%	411	514	617	515

Total Synergy NPV

Discount Rate	Annual Cost Synergies $50.0	$62.5	$75.0
8.50%	$1,040	$1,156	$1,272
8.75%	1,009	1,121	1,234
9.00%	980	1,089	1,198
9.25%	952	1,058	1,164
9.50%	926	1,029	1,132

Source: Company management projections and Luna management projections as reviewed and approved for use by company management.
Integration costs and phase-in per Luna estimates.
Note: Assumes transaction is financed with the debt contemplated by the debt financing commitment papers.

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